                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission Only
                                                    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           MTI Technology Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                                   [MTI LOGO]

                           MTI TECHNOLOGY CORPORATION
                           4905 EAST LA PALMA AVENUE
                           ANAHEIM, CALIFORNIA 92807

                                                                 August 20, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of MTI Technology Corporation, to be held on Thursday, September 23, 1999, at the Company's offices, 4905 East La Palma Avenue, Anaheim, California 92807, beginning at 10:00 a.m. local time.

     The business to be conducted at the meeting includes the election of two directors, ratification of the selection of independent auditors, approval of an amendment to the 1996 Stock Incentive Plan to increase the number of shares subject to the Stock Incentive Plan and consideration of any other matters that may properly come before the meeting and any adjournment thereof.

     It is important that your shares be represented, so, even if you presently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          Sincerely,

                                          /s/ EARL M. PEARLMAN
                                          -------------------------------------
                                          Earl M. Pearlman
                                          President and Chief Executive Officer

                           MTI TECHNOLOGY CORPORATION
                           4905 EAST LA PALMA AVENUE
                           ANAHEIM, CALIFORNIA 92807

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 1999

     The Annual Meeting of Stockholders of MTI Technology Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices, 4905 East La Palma Avenue, Anaheim, California 92807, on Thursday, September 23, 1999 at 10:00 a.m., local time, for the following purposes:

        (1) To elect two members of the Board of Directors each to serve for a term of 3 years or until his or her successor is elected and qualified;

        (2) To consider and act upon the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 2000;

        (3) To approve an amendment to the 1996 Stock Incentive Plan to increase the number of shares subject to the Stock Incentive Plan from 4,704,099 to 6,704,099, plus annual adjustments; and

        (4) To transact any such other business as may properly come before the Annual Meeting or any adjournment thereof.

     A copy of the Company's Annual Report for the fiscal year ended April 3, 1999, containing consolidated financial statements, is included with this mailing.

     The Board of Directors has fixed the close of business on July 29, 1999 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, 4905 East La Palma Avenue, Anaheim, California for a period of ten days prior to the Annual Meeting. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ DALE R. BOYD
                                          --------------------------------------
                                          Dale R. Boyd
                                          Chief Financial Officer and Secretary

Anaheim, California
August 20, 1999
--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

--------------------------------------------------------------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MTI Technology Corporation ("MTI" or the "Company") for use at the Company's Annual Meeting of Stockholders to be held on Thursday, September 23, 1999 (the "Annual Meeting"), at 10:00 a.m., local time, at the Company's offices, 4905 East La Palma Avenue, Anaheim, California 92807 and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being sent to stockholders entitled to vote at the Annual Meeting on or about August 20, 1999.

THE PROXY

     The persons named as proxyholders, Earl M. Pearlman and Dale R. Boyd, were selected by the Board of Directors of the Company. Mr. Pearlman is a director of the Company and Mr. Pearlman and Mr. Boyd are executive officers of the Company.

     All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the Common Stock of the Company represented by the proxy will be voted for the election of the directors named in the Proxy Statement, for the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the 2000 fiscal year, for approval of the amendment to the 1996 Stock Incentive Plan to increase the number of shares available for grant, and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business. An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.

VOTING AT THE ANNUAL MEETING

     The only issued and outstanding voting securities of the Company are its shares of Common Stock, $.001 par value (the "Common Stock"), of which 29,396,088 shares were outstanding at the close of business on July 29, 1999. Only holders of record at the close of business on July 29, 1999 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Except as described below, the holders of the Common Stock of the Company are entitled to one vote per share on each matter submitted to a vote of the stockholders. The Company's Bylaws do not provide for cumulative voting by stockholders.

     The holders of a majority of the Company's outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), the Company believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a no vote on such proposals, whereas broker non-votes are not counted. Directors are elected by plurality of the votes of the shares of Common Stock represented and voted at the meeting and abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the shares of Common Stock represented and voted at the meeting is required for approval of Proposal Two and Proposal Three.

SOLICITATION

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company has engaged Corporate Investor Communications, Inc. to supplement the Company's solicitation efforts, and the Company will pay the customary fee, estimated to be approximately $5,000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     At the Annual Meeting, two individuals will be elected as directors for three year terms and until his or her successor is elected. The Board of Directors has nominated Val Kreidel and Earl Pearlman for election at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE NOMINEES FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS.

     The proxies given to the proxyholders will be voted or not voted as directed thereon, and if no direction is given, will be voted FOR approval of the nominees. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if the nominees should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other persons to the office of director as the Board of Directors may recommend in the place of such nominees.

NOMINEES FOR DIRECTOR

     The following table sets forth the names, ages and positions of all directors and the nominees as of August 1, 1999. A summary of the background and experience of each of these individuals is set forth after the table. Information regarding MTI's executive officers is set forth in Part I of its Annual Report on Form 10-K under the heading "Executive Officers of the Registrant."

                                   DIRECTORS

            NAME              AGE                     POSITION(S)
            ----              ---                     -----------
*Raymond J. Noorda..........  75    Chairman of the Board of Directors
*Val Kreidel................  44    Director, Nominee
 Earl Pearlman..............  55    President and Chief Executive Officer, Director,
                                    Nominee
*John Repp..................  60    Director
*Al Melrose.................  73    Director

---------------
* Member of Audit Committee and Compensation Committee.

     MTI's Bylaws provide for the Board of Directors to be divided into three classes, with each class to be as nearly equal in number of directors as possible. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that time are elected to hold office for a term of three years until their respective successors are elected and qualified, so that the term of one class of directors expires at each such annual meeting. The terms of office expire as follows: Mr. Noorda, 2001; Mr. Repp, 2000; Mr. Melrose, 2000; Ms. Kreidel, 1999; and Mr. Pearlman, 1999.

     Ms. Kreidel is the daughter of Mr. Noorda. There are no other family relationships among the directors or executive officers of MTI.

     Raymond J. Noorda has been Chairman of the Board of Directors of the Company since 1987. Mr. Noorda previously served as the President, Chief Executive Officer and Chairman of the Board of Directors of Novell, Inc. Prior to joining Novell, Inc., Mr. Noorda served as Chief Executive Officer of Boschert, Inc. and System Industries, Inc.

     Val Kreidel was elected a Director of the Company in January 1994. Ms. Kreidel has served as a financial analyst for NFT Ventures, Inc. and DSC Ventures, Inc., private investment companies, since May 1989. From May 1985 to May 1989, Ms. Kreidel served as a Vice President of Atlantic Financial Savings Bank in its Real Estate Loan Department.

     Earl Pearlman was named President and Chief Executive Officer of the Company in April 1996 and has been a Director of the Company since October 1996. From April 1995 to March 1996, Mr. Pearlman was Vice President, U.S. Sales for the Company. Prior to joining the Company, Mr. Pearlman was the President and Chief Executive Officer of National Peripherals, Inc., a supplier of cross-platform RAID-based storage products, which he founded in 1980, acquired by the Company in 1995.

     John Repp has been a Director of the Company since January 1998. Mr. Repp has been a consultant to several high technology firms beginning in 1995. Prior to this time, Mr. Repp was the Vice President of Sales for Seagate Technology from 1989 until 1995. Prior to joining Seagate, Mr. Repp spent 22 years with Control Data Corporation in various positions in sales and operations.

     Al Melrose has been a director of the Company since April 1999. Mr. Melrose has been a marketing and investor relations consultant to numerous companies since 1994. Prior to this, he worked in investor relations and marketing for various companies for approximately 30 years.

DIRECTORS' FEES AND OPTIONS

     Each non-employee director received meeting fees of $2,500 per Board meeting attended during the fiscal year ended April 3, 1999, and was reimbursed for expenses incurred in attending Board meetings. The Company's employee directors did not receive cash compensation for serving on the Board of Directors for the fiscal year ended April 3, 1999, but they were reimbursed for expenses incurred in attending Board meetings. Since February 1999, the Company has included each non-employee director with the named executives of the Company in the Company's executive medical plan. During fiscal 1999, the Company paid $0, $0 and $1,504 for medical expenses not otherwise covered by insurance for Mr. Noorda, Ms. Kreidel and Mr. Repp, respectively.

     Each non-employee director of the Company is granted a nonqualified option to purchase 10,000 shares of Common Stock under the Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") upon election or appointment to the Board of Directors. In addition, the Directors' Plan provides that each non-employee director who is a director immediately prior to an annual meeting of the Company's stockholders and who continues to be a director after such meeting (i.e., Mr. Noorda, Mr. Repp and Mr. Melrose and Ms. Kreidel in the event she is re-elected) will be granted an option to purchase 2,500 shares of Common Stock, provided that such director has served as such for at least one year. Mr. Noorda and Ms. Kreidel each received options to purchase 2,500 shares of Common Stock with an exercise price of $4.3125 per share following the Company's 1998 Annual Meeting. Each option granted upon the Directors' Plan has an exercise price equal to the fair market value of the Common Stock on the date of grant and vests monthly over a 12-month period. In addition, on February 4, 1999 the Company granted an option to purchase 50,000 shares of Common Stock with an exercise price of $5.6875 per share, which options vest on February 4, 2000, to each of Mr. Noorda, Mr. Repp and Ms. Kreidel.

COMMITTEES OF THE BOARD

     The Company currently has two committees, the Audit Committee and the Compensation Committee. The Audit Committee, currently consisting of Mr. Noorda, Mr. Melrose, Ms. Kreidel and Mr. Repp, recommends the appointment of the independent public accountants of the Company, reviews and approves the scope of the annual audit and reviews the results thereof with the Company's independent accountants. The Audit Committee also assists the Board in fulfilling its fiduciary responsibilities relating to accounting and reporting policies, practices and procedures, and reviews the continuing effectiveness of the Company's business ethics and conflicts of interest policies. The Company does not have an executive committee.

     The Compensation Committee, currently consisting of Mr. Noorda, Mr. Melrose, Ms. Kreidel and Mr. Repp, recommends to the Board of Directors the salaries, bonuses and stock awards received by the officers of the Company. The Compensation Committee is also responsible for administering the Company's Stock Incentive Plan. The Compensation Committee determines the recipients of awards, sets the exercise price of shares granted, and determines the terms, provisions and conditions of all rights granted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1999, the Compensation Committee consisted of Mr. Noorda, Ms. Kreidel, Mr. Repp and Mr. Proctor (who resigned prior to the end of the 1999 fiscal year). None of these persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between MTI and other entities involving MTI executive officers and Board members who serve as executive officers of such entities.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended April 3, 1999, the Board of Directors met four times. In addition, the Audit Committee and Compensation Committee met one and four times, respectively. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees of the Board on which such director served.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires that the Company's executive officers and directors file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission ("SEC"). Executive officers and directors are also required by the SEC rules to furnish the Company with copies of all Section 16(a) reports they file. As part of a Section 16 compliance program established by the Company for its executive officers and directors, the Company undertakes to file these reports on behalf of such individuals. Based solely on its review of the Forms 3, 4 and 5 filed on behalf of its executive officers and directors, as well as written representations from certain individuals that no Forms 5 are required by such individuals, the Company believes that, during the fiscal year ended April 3, 1999, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with pursuant to the SEC rules, except that one of Earl Pearlman's filings on Form 4 was filed five days late, the Company has no record of a Form 4 filing for a option to purchase 125,000 shares of Common Stock with an exercise price of $8.31 per share granted to David Proctor (a former director of the Company) in August 1998, and the February 1999 Form 4 filings for each of Ray Noorda, Val Kreidel and John Repp were filed one day late.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of July 9, 1999 by (i) each person known by the Company to own more than 5% of such shares, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of its four most highly compensated executive officers who served as executive officers at April 3, 1999, and (iv) all directors and executive officers as a group. As of July 9, 1999, there were 28,930,660 issued and outstanding shares of Common Stock of the Company, not including treasury shares or shares issuable upon exercise of options or warrants. Ownership information has been supplied by the person concerned.

                            SECURITY OWNERSHIP TABLE

                                                               SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              ---------------------
                            NAME                                NUMBER      PERCENT
                            ----                              ----------    -------
The Canopy Group, Inc.......................................  14,463,285     49.99%
  240 West Center Street
  Orem, Utah 84057
Raymond J. Noorda(2)........................................  14,483,077     50.03%
Val Kreidel(3)..............................................      19,792         *
Al Melrose(4)...............................................       8,333         *
John Repp(5)................................................      10,000         *
Earl M. Pearlman(6).........................................     294,168      1.01%
Dale R. Boyd(7).............................................     144,000         *
Gary M. Scott(8)............................................     614,500      2.10%
Chuck Sitzman(9)............................................      15,000         *
Thomas P. Raimondi, Jr.(10).................................     288,350         *
All directors and officers as a group (13 persons)(11)......  16,072,278     53.08%

---------------
  *  Less than 1%

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares.

 (2) The address for Mr. Noorda is c/o MTI Technology Corporation, 4905 East La Palma Avenue, Anaheim, California 92807. Represents shares owned by The Canopy Group, Inc. ("Canopy"), and 19,792 shares issuable to Mr. Noorda upon exercise of options exercisable within 60 days of July 9, 1999. Mr. Noorda, Chairman of the Board of Directors of the Company, is Chairman of the Board of Canopy. Mr. Noorda disclaims beneficial ownership of all shares held by Canopy.

 (3) Includes 19,792 shares issuable upon exercise of options exercisable within 60 days of July 9, 1999.

 (4) Includes 8,333 shares issuable upon exercise of options exercisable within 60 days of July 9, 1999.

 (5) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of July 9, 1999.

 (6) Includes 294,168 shares issuable upon exercise of options exercisable within 60 days of July 9, 1999.

 (7) Includes 144,000 shares issuable upon exercise of options exercisable within 60 days of July 9, 1999.

 (8) Includes 362,500 shares issuable upon exercise of options exercisable within 60 days of July 9, 1999.

 (9) Includes 15,000 shares issuable upon exercise of options exercisable within 60 days of July 9, 1999.

(10) Includes 278,350 shares issuable upon exercise of options exercisable within 60 days of July 9, 1999.

(11) Includes shares held by entities affiliated with directors and executive officers of the Company as described above, including 1,349,310 shares issuable upon exercise of stock options and warrants exercisable within 60 days of July 9, 1999.

     COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth for each of the Company's last three completed fiscal years the compensation of Earl M. Pearlman, the Company's President and Chief Executive Officer, and the four most highly compensated executive officers other than Mr. Pearlman whose total annual salary and bonus for the last fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                    ------------
                                                   ANNUAL COMPENSATION               NUMBER OF
                                        -----------------------------------------    SECURITIES
                                                                  OTHER ANNUAL       UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)    OPTIONS(#)    COMPENSATION($)(2)
  ---------------------------    ----   ---------   --------   ------------------   ------------   ------------------
Earl M. Pearlman...............  1999    285,577          0               *            75,000                 0
  President and Chief Executive  1998    260,577    202,070               *           285,000                 0
  Officer                        1997    213,846          0               *           250,000                 0

Dale R. Boyd...................  1999    218,846          0               *            90,000               936
  Senior Vice President,
  Finance                        1998    189,750     91,522               *                 0             2,864
  and Administration, Chief      1997    175,048     11,250               *           120,000             1,300
  Financial Officer and
  Secretary

Thomas P. Raimondi, Jr.........  1999    243,978          0               *           125,000               853
  Chief Operating Officer        1998    207,343     90,522               *                 0             3,020
                                 1997    200,000     10,000               *           100,000             1,875

Gary M. Scott..................  1999    261,990          0               *            50,000             1,443
  Senior Vice President,
  European                       1998    254,609    103,022               *            80,000             2,584
  Operations                     1997    210,098          0          24,650                 0             1,130

Chuck Sitzman(3)...............  1999    210,000          0               *            40,000             5,907
  Senior Vice President,         1998     89,423     88,000               *            50,000            21,085
  Customer Service

---------------
 * Amount does not exceed the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the individual.

(1) 1997 amount for Mr. Scott includes $6,898 for tax services, and $17,752 for an automobile allowance.

(2) Amounts represent the dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of the Named Executive Officer, with the exception of the 1998 amount for Mr. Sitzman, which also includes $20,215 for reimbursement of relocation expenses.

(3) Mr. Sitzman joined the Company on August 18, 1997.

SUMMARY OF OPTION GRANTS

     The following table sets forth the individual grants of stock options made by the Company during the fiscal year ended April 3, 1999 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                   ----------------------------------------------------      VALUE AT ASSUMED
                                   NUMBER OF       % TOTAL                                 ANNUAL RATES OF STOCK
                                   SECURITIES      OPTIONS                                PRICE APPRECIATION FOR
                                   UNDERLYING     GRANTED TO     EXERCISE                     OPTION TERM(2)
                                    OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
              NAME                 GRANTED(#)   FISCAL YEAR(1)   ($/SH)(1)      DATE        5%($)       10%($)
              ----                 ----------   --------------   ---------   ----------   ---------   -----------
Earl M. Pearlman.................    75,000           4%           $4.31      09/10/08     203,289       515,176
Dale R. Boyd.....................    90,000           4%           $8.31      07/08/08     470,347     1,191,958
Thomas P. Raimondi, Jr...........   125,000           6%           $8.31      07/08/08     653,259     1,655,497
Gary Scott.......................    50,000           2%           $8.31      07/08/08     261,304       662,199
Chuck Sitzman....................    40,000           2%           $8.31      07/08/08     209,043       529,759

---------------
(1) Based on an aggregate of 2,020,000 options granted to directors and employees of the Company in fiscal year 1999, including the Named Executive Officers.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term.

     Mr. Pearlman's option grant to purchase 75,000 shares at $4.31, which expires September 10, 2008, vests 100% on September 10, 1999. Mr. Boyd's option grant to purchase 90,000 shares at $8.31, which expires July 8, 2008, vests 25% one year after the commencement date of the grant, and one-twelfth of the remaining unvested shares subject to the option grant vest each quarter thereafter. Mr. Raimondi's option grant to purchase 125,000 shares at $8.31, which expires July 8, 2008, vests 25% one year after the commencement date of the grant, and one-twelfth of the remaining unvested shares subject to the option grant vest each quarter thereafter. Mr. Scott's option grant to purchase 50,000 shares at $8.31, which expires July 8, 2008, vests 25% one year after the commencement date of the grant, and one-twelfth of the remaining unvested shares subject to the option grant vest each quarter thereafter. Mr. Sitzman's option grant to purchase 40,000 shares at $8.31, which expires July 8, 2008, vests 25% on year after the commencement date of the grant, and one-twelfth of the remaining unvested shares subject to the option grant vest each quarter thereafter. All such options have provisions accelerating the vesting in the event of a change in control.

SUMMARY OF OPTIONS EXERCISED

     The following table sets forth information concerning exercises of stock options during the year ended April 3, 1999 by each of the Named Executive Officers and the value of unexercised options at April 3, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                  NUMBER OF
                                                                 SECURITIES
                                                                 UNDERLYING
                                                                 UNEXERCISED       VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS
                                                                 YEAR END(#)       AT FISCAL YEAR END($)
                                   SHARES         VALUE       -----------------    ---------------------
                                 ACQUIRED ON     REALIZED       EXERCISABLE/           EXERCISABLE/
             NAME                EXERCISE(#)      ($)(1)        UNEXERCISABLE        UNEXERCISABLE(2)
             ----                -----------    ----------    -----------------    ---------------------
Earl M. Pearlman...............    140,000      $1,537,884    294,168/217,500         483,442/84,375
Dale R. Boyd...................      2,000      $   16,625     97,750/156,250         271,516/170,484
Thomas P. Raimondi, Jr. .......     23,000      $  153,200    222,100/193,750         790,869/231,641
Gary Scott.....................          0      $       --    313,750/131,250       1,046,328/115,234
Chuck Sitzman..................          0      $       --     18,750/71,250           16,453/27,422

---------------
(1) Value realized is based on estimated fair market value of Common Stock on the date of exercise minus the exercise price.

(2) Value is based on estimated fair market value of Common Stock as of April 3, 1999 ($5.44) minus the exercise price.

SEVERANCE AGREEMENTS

     The Board of Directors has entered into Severance Agreements with the following executive officers: Earl Pearlman, Dale Boyd, Thomas Raimondi, Gary Scott, Chuck Sitzman and Venki Venkataraman. These agreements have two year terms and are automatically renewable for successive one year terms thereafter. Pursuant to the terms, if the executive's employment with the Company is terminated within twelve months of a change in control of the Company (as defined in the agreement), he will receive benefits at the level determined by the reason for such termination. If the termination is for cause (as defined in the agreement), by reason of the executive's disability or death, or by the employee for other than "good reason" (as defined in the agreement), the Company will pay the employee all accrued, unpaid compensation, and, except where terminated by the Company for cause, a pro rata portion of the annual bonus under the bonus plan. If the executive is terminated for any other reason by the Company or the executive terminates his employment with good reason, the Company will pay to the executive (i) all accrued, unpaid compensation, (ii) a pro rata portion of the annual bonus under the bonus plan and (iii) an amount equal to one year of annual base salary and annual bonus under the bonus plan, and, for a period of twelve months following termination, will provide the executive and his dependents medical insurance benefits.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During the fiscal year ended April 3, 1999, the Compensation Committee, consisting of Mr. Noorda, Ms. Kreidel, Mr. Repp and Mr. Proctor (who resigned prior to the end of the 1999 fiscal year), was responsible for establishing and administering the policies that govern the compensation of executive officers, including the Named Executive Officers. The Compensation Committee has furnished the following report on executive compensation:

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee ("Committee") of the Board of Directors is composed of independent outside directors. The Committee reviews and administers the Company's various incentive plans, including the cash compensation levels of members of management, the Company's bonus plan and the Company's stock incentive plans.

     General Compensation Policy. The Committee's fundamental compensation policy is to make a substantial portion of an executive's total potential compensation contingent upon the financial performance of the Company. Accordingly, in addition to each executive's base salary, the Company offers the opportunity for an annual cash bonus which is tied to the Company's achievement of financial performance goals, and stock option awards to provide incentives to the executive officers through an equity interest of the Company. The Committee believes that the stockholders benefit by aligning the long-term interests of stockholders and employees.

     Base Salary. For the fiscal year 1999, the Committee reviewed the recommendations of the Chief Executive Officer as to proposed base salaries for all executives other than the Chief Executive Officer. Increases in base salaries generally reflect increased responsibilities over the prior fiscal year or strong individual performance in the prior fiscal year.

     The Committee performed an annual review of the base salary of each of the executive officers with reference to the executive's performance, level of responsibility and experience to determine whether the current base salary is appropriate and competitive. The Committee evaluated the reasonableness of the base salary based upon the median salary range paid to executive officers with comparable duties at companies of similar size in the same geographic area in the computer technology industry. No specific quantitative weight was given to any particular performance measurement.

     Cash Bonuses. The Company's Board of Directors approved and implemented a senior management bonus plan ("Bonus Plan") for fiscal 1999. The purpose of this Bonus Plan was to provide an incentive to certain designated senior managers to maximize stockholder value by maximizing operational performance of the Company. Bonus Plan participants included all executive officers of the Company and certain other key senior managers.

     Pursuant to the terms of the Bonus Plan, the criterion for earning a bonus was based solely on the Company's reported net income for fiscal 1999 ("Actual Net Income") being equal to or greater than the consolidated net income as set forth in the Company's fiscal 1999 annual operating plan as approved by the Company's Board of Directors ("AOP Net Income").

     Bonus Plan participants were divided into two groups: senior managers who reported directly to the President and Chief Executive Officer ("Direct Reporting Senior Managers") and those who reported to a position other than the President and Chief Executive Officer ("Secondary Senior Managers").

     The Bonus Plan provided for two levels of bonus award categories: a base bonus award ("Base Bonus") and an over-achievement bonus award ("Over-Achievement Bonus"). Base Bonuses were earned if the Company's Actual Net Income, inclusive of all calculated Base Bonus amounts, was equal to the AOP Net Income. The Base Bonus for each Direct Reporting Senior Managers was 25% of his respective annual salary. The Base Bonus for each Secondary Senior Manager was 15% of his respective annual salary. In the event that Actual Net Income, inclusive of the accrued costs of all Base Bonuses, was in excess of the AOP Net Income, a bonus pool was created based on 15% of the first $1,500,000 of Actual Net Income that was in excess of the AOP Net Income and 20% of every dollar greater than $1,500,000. The bonus pool was divided between the two Bonus Plan participant groups based on each of the respective group's cumulative Base Bonuses as a percentage of the total Base Bonuses for both groups. Within each group, the bonus pool was divided equally among group members.

     Stock Option Awards. The Company has granted stock options under its various stock option plans generally at prices equal to the fair market value of the Company's Common Stock at the date of grant. Grants to executive officers are based on their responsibilities and relative positions in the Company and are considered an integral component of total compensation. The Committee believes the granting of options to be beneficial to stockholders, because it increases management's incentive to enhance stockholder value. Grants were proposed by the Chief Executive Officer and reviewed by the Committee based on the individual's overall performance. No specific quantitative weight was given to any particular performance measure. The

Committee believes that stock option grants are necessary to retain and motivate key employees of the Company.

     Chief Executive Officer Compensation. The base salary of the Chief Executive Officer was recommended by the Committee and approved by the Board. The Committee reviewed the salaries of comparable executive officers at companies of similar size and in the same geographic area as the Company and in the computer industry. Mr. Pearlman participated in the same executive compensation plans as those described above for the other executive officers. As is true of the other executive officers, the Committee's policy is to have a large portion of the Chief Executive Officer's compensation based on the Company's financial performance. Mr. Pearlman received no cash bonus for fiscal 1999. Mr. Pearlman was awarded options to purchase 75,000 shares of the Company's Common Stock during fiscal 1999.

     Policy Regarding Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("Section 162(m)") provides that for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to a covered employee of a publicly held corporation is limited to no more than $1 million per year. The Company is not presently affected by Section 162(m) because, for the fiscal year ended April 3, 1999, no executive officer's compensation exceeded $1 million, and the Company does not believe that the compensation of any executive officer will exceed $1 million for the 2000 fiscal year. Options granted under the Company's 1996 Stock Incentive Plan will be considered performance-based compensation. As performance-based compensation, compensation attributable to options granted under the Plan and awarded to covered employees will not be subject to the compensation deduction limitations of Section 162(m).
                                          COMPENSATION COMMITTEE

                                          Raymond J. Noorda
                                          Val Kreidel
                                          Al Melrose
                                          John Repp

                        COMPANY STOCK PRICE PERFORMANCE

     The following performance graph assumes an investment of $100 on April 7, 1994 (the date the Company became subject to Section 12 of the Exchange Act) and compares the change to April 3, 1999 in the market prices of the Common Stock with a broad market index (Nasdaq Stock Market -- U.S.) and an industry index (Nasdaq Computer Manufacturer Index). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

            COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN AMONG MTI TECHNOLOGY CORPORATION, THE NASDAQ STOCK MARKET -- U.S.
                INDEX AND THE NASDAQ COMPUTER MANUFACTURER INDEX

                       MTI TECHNOLOGY           NASDAQ STOCK MARKET -          NASDAQ COMPUTER
                         CORPORATION                    U.S.                 MANUFACTURER INDEX
                       --------------           ---------------------        ------------------
4/94                       100.00                      100.00                      100.00
3/95                        36.00                      109.00                      116.00
3/96                        21.00                      149.00                      179.00
3/97                        42.00                      165.00                      196.00
3/98                       192.00                      251.00                      348.00
3/99                        61.00                      337.00                      688.00

     THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 27, 1999, the Company entered into an agreement with Caldera Systems, Inc. ("Caldera"), a provider of LINUX-based operating systems for businesses, to purchase 5,333,333 shares of common stock of Caldera, approximately 25% of the outstanding capital stock, for a purchase price of $6,000,000. The Canopy Group, Inc., a major stockholder of the Company, currently owns substantially all of the remaining issued and outstanding shares of Caldera. Raymond J. Noorda, Chairman of the Board of Directors of the Company, is the Chairman of the Board of Directors of The Canopy Group, Inc.

     John Repp, a director of the Company, provided sales and marketing consulting services to the Company during the fiscal year ended April 3, 1999. Mr. Repp was paid an aggregate of $36,800 for his services. Al Melrose, a director of the Company, provided investor relations consulting services to the Company during the fiscal year ended April 3, 1999. Mr. Melrose was paid an aggregate of $127,396 for his services.

                                  PROPOSAL TWO

                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has recommended that the stockholders ratify the selection of KPMG Peat Marwick LLP to serve as independent auditors for the Company for the fiscal year ending April 2, 2000, or until a successor is appointed.

     KPMG Peat Marwick LLP has been the principal certified public accounting firm utilized by the Company since March 1986. During this time, KPMG has examined the Company's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

     The matter is being submitted to the stockholders for approval by the affirmative vote of the holders of record of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE FOLLOWING RESOLUTION, WHICH WILL BE PRESENTED TO THE MEETING:

     RESOLVED, that the stockholders of MTI Technology Corporation hereby ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending April 2, 2000.

     The persons designated in the enclosed proxy will vote your shares FOR ratification of the selection unless instructions to the contrary are indicated in the enclosed proxy.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders to respond to appropriate questions and to make statements should they desire to do so.

                                 PROPOSAL THREE

                     AMENDMENT OF 1996 STOCK INCENTIVE PLAN

     At the Annual Meeting, the Company's stockholders will be asked to vote on a proposal to approve an amendment to the 1996 Stock Incentive Plan (the "Plan") to increase the number of shares subject to the Plan from 4,704,099 to 6,704,099, plus annual adjustments.

     The Board of Directors has concluded that the number of shares authorized and remaining available for issuance under the Plan as currently in effect will not be sufficient to achieve the Company's objectives and that an amendment to the Plan is in the best interests of the Company.

     The Plan was originally adopted by the Board in June 1996 and by its stockholders in October 1996. A total of 4,704,099 shares of Common Stock are currently reserved for issuance under the Plan, of which

4,581,339 have been granted as of July 30, 1999. In order to have sufficient shares available for future grants, the number of shares of Common Stock that can be issued under the Plan is proposed to be increased to 6,704,099, plus annual adjustments. The Plan also provides that in January of each year the number of shares available for grant increases by a number equal to 3% of the number of shares outstanding as of December 31st of the immediately preceding year (the "annual adjustment").

     The essential features of the Plan are discussed below.

     Purposes. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

     Administration. With respect to grants of awards to employees who are also officers or directors of the Company, the Plan will be administered by either the Board of Directors or a Committee (as applicable, the "Administrator") designated by the Board. The Administrator will be constituted so as to satisfy applicable laws and to permit grants and related transactions, for directors and officers under the Plan to be exempt from Section 16(b) of the Exchange Act and which, in the case of "covered employees" is intended to constitute performance-based compensation is made up solely of two or more "outside directors" as such term is defined under Section 162(m) of the Internal Revenue Code. With respect to grants of awards to employees or consultants who are neither directors nor officers of the Company, the Administrator may authorize any officer(s) to grant awards, and may condition such authority by requiring that all grants are ratified by the Board within 6 months of the grant date. Subject to the provisions of the Plan, the Administrator has the final power to construe and interpret the Plan and the awards granted under it, and to determine, among other matters, the persons to whom stock awards will be granted and the number of shares with respect to which awards shall be granted.

     Types of Awards. The Administrator may issue any type of arrangement to a director, employee or consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) shares of Common Stock of the Company, (ii) on option, SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock. Performance criteria may be based on any one of, or combination of, an increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator.

     In the case of stock options, each option will be either an incentive stock option or a non-qualified stock option. If the aggregate fair market value of shares subject to incentive stock options which become exercisable for the first time by an individual during any calendar year under any Company plan exceeds $100,000, such excess options will be treated as non-qualified stock options. Stock options may not be transferred, but all other awards may be transferred in accordance with the terms of the grant. The exercise price of any incentive stock option may not be less than 100% of the fair market value per share on the date of grant (110% in the case of a stockholder ("10% Holder") holding 10% or more of the voting power of the Company's and its subsidiaries' stock). The exercise price of non-qualified stock options may not be less than 85% of the fair market value on the date of grant, or 100% in the case of options intended to qualify performance-based compensation.

     The Administrator may accept the following types of consideration for shares issued under the Plan: (i) cash; (ii) check; (iii) surrender of shares of Common Stock (including the withholding of shares otherwise deliverable upon exercise) with a fair market value equal to the aggregate exercise price; (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, require to effect an exercise of the award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (v) any combination of the foregoing.

     The Administrator may establish programs to permit grantees to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that absent the election would entitle the grantee to payment or receipt of shares or other consideration.

     No shares of Common Stock may be issued under the Plan until the grantee has made arrangements satisfactory to the Administrator for the satisfaction of federal, state and local income and employment tax withholding obligations.

     The term of each Award will be stated in the Award agreement, provided that the term of an Incentive Stock Option may not exceed 10 years from the date of grant or 5 years from the date of grant if the grantee is a 10% Holder.

     In the event of any actual or anticipated Corporate Transaction, Change in Control or Subsidiary Disposition (all as described below), the Administrator may cause each outstanding award automatically to become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights immediately prior to the date of such transaction. The Administrator may also condition any such acceleration or termination of restriction on termination of the employee or consultant within a specified time of the transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards under the Plan terminate unless assumed by the successor company or its parent. A "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party: (i) a merger or consolidation in which the Company is not the surviving entity (other than for a change in domicile); (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with complete liquidation or dissolution of the Company; or (iii) any reverse merger in which the Company is the surviving entity, but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger. A "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions: (i) the direct or indirect acquisition of beneficial ownership of securities with more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the disinterested directors did not approve (other than by the Company, a Company-sponsored benefit plan, or any current beneficial owner or group holding in excess of 50% of the combined voting power of such securities); or (ii) a change in the composition of the board over 36 months or less such that the majority of Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who have been Board members for at least 36 months or were elected or nominated by such Board members. A "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary, the sale of all or substantially all of the assets of that subsidiary, or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

     The portion of any incentive stock option accelerated under the Stock Incentive Plan in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition remains exercisable as an incentive stock option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. Any excess portion will be exercisable as a non-qualified stock option.

     Available Shares. Subject to approval of the proposed amendment of the Plan, the maximum aggregate number of shares of Common Stock which may be issued under the Stock Incentive Plan initially is 6,704,099 shares, increased by a number equal to 3% of the number of shares of Common Stock outstanding as of December 31st of the immediately preceding fiscal year, beginning on the first business day of 2000. Notwithstanding the foregoing, subject to such amendment, the maximum aggregate number of shares available for granting incentive stock options is 4,250,000 and is not subject to any annual adjustment. The maximum number of shares with respect to which options and stock appreciation rights may be granted to any employee during a fiscal year is 500,000.

     Eligible Individuals. Awards other than incentive stock options, which may only be granted to employees, may be granted to employees (including officers and directors) and consultants of the Company or any parent or subsidiary.

     Amendment. The Board may amend the Plan at any time and for any reason, subject to certain restrictions on the ability to adversely affect awards previously granted thereunder and to any legal requirement to obtain stockholder approval.

     Term. The Plan is effective from June 27, 1996, the date of adoption by the Board, for a term of 10 years unless sooner terminated.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 1996 STOCK INCENTIVE PLAN

     The following is a brief summary of the current United States federal income tax rules generally applicable to the awards under the Stock Incentive Plan.

     Incentive Stock Options. There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option.

     If an optionee holds stock for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the incentive stock option, any gain or loss on a disposition of such stock will be a long term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holdings periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the excess of the fair market value on the date of exercise over the exercise price. If the optionee disposes of the stock in a disqualifying disposition involving a sale or exchange, however, the optionee will realize taxable ordinary income equal to the optionee's actual gain, if any, on the sale or exchange, but no more than the excess of the fair market value on the date of exercise over the exercise price. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on the period of time the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Upon exercise of an incentive stock option, the excess of the stock's fair market value on the date of exercise over the option exercise price will constitute an adjustment in calculating the optionee's alternative minimum tax liability, if any.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

     Non-Qualified Stock Options. There generally are no tax consequences to the optionee or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option normally the optionee will recognize taxable ordinary income equal to the exercise of the stock's fair market value on the date of exercise over the exercise price. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on the period of time the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Stock Grants, Restricted Stock Grants and Restricted Stock
Purchases. Generally, a recipient of stock under the Stock Incentive Plan would recognize ordinary income equal to the difference between the fair market value of the stock on the grant or purchase date and any amount paid or required to be paid for the stock. If the stock is restricted and subject to vesting, then the recipient of the stock would recognize ordinary income as the restrictions are removed and the stock vests. On each vesting date, the recipient would recognize ordinary income equal to the difference between the fair market value of the shares of stock that have vested on such date and any amount paid or required to be paid for the shares of stock. The recipient of the stock would not recognize any income to the extent the rights to the stock have not vested. A recipient of stock under the Stock Incentive Plan, however, may make an election under Section 83(b) of the Code within 30 days of the stock award to be taxed at the grant date at ordinary income rates on the difference between the fair market value of the stock on the grant or purchase date and any amount paid by the recipient for the stock. If a Section 83(b) election is made, the recipient will not recognize income on subsequent vesting of the award. However, no loss or deduction will be permitted the recipient if the restricted stock is forfeited.

     Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

     Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income. Such gain or loss will be long or short term depending on the period of time the stock was held.

     Other Tax Consequences. The foregoing discussion is not a complete description of the federal income tax aspects of stock awards under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Plan who are residents or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

NEW PLAN BENEFITS

     Because stock awards under the Plan are discretionary, the benefits to be received under the stock incentive plan by any director, officer or employee of the Company cannot presently be determined.

     The matter is being submitted to the stockholders for approval by the affirmative vote of the holders of record of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE "FOR" APPROVAL OF THE FOLLOWING RESOLUTION, WHICH WILL BE PRESENTED TO THE MEETING:

     RESOLVED, that the stockholders of MTI Technology Corporation hereby approve the adoption of the amendment to Section 3(a) of the 1996 Stock Incentive Plan to read as follows: "Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Awards initially shall be 6,704,099 Shares, and commencing with the first business day of each calendar year thereafter beginning with 2000, such maximum aggregate number of Shares shall be increased by a number equal to three percent (3%) of the number of Shares outstanding as of December 31st of the immediately preceding calendar year. Notwithstanding the foregoing, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 4,250,000 Shares, and such number shall not be subject to annual adjustments as described above. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock."

     The persons designated in the enclosed proxy will vote your shares FOR approval unless instructions to the contrary are indicated in the enclosed proxy.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 3, 1999 AS FILED WITH THE SEC WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, MTI TECHNOLOGY CORPORATION, 4905 EAST LA PALMA AVENUE, ANAHEIM, CALIFORNIA 92807.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Stockholders who may wish to present proposals for inclusion in the Company's proxy materials in connection with the 2000 Annual Meeting of Stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one not later than April 22, 2000. In addition, to be properly considered at the 2000 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Company's Secretary in writing not less than 30 nor more than 60 days prior to the meeting; provided, that in the event that less than 40 days notice of the meeting date is given to stockholders, proposals must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder's notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the annual meeting, (b) the name and home address of the stockholder proposing such business, (c) the class and number of shares of Common Stock beneficially owned by such stockholder, and (d) any material interest of such stockholder in such business.

                                          By Order of the Board of Directors

                                          /s/ EARL M. PEARLMAN
                                          -------------------------------------
                                          Earl M. Pearlman
                                          President and Chief Executive Officer

Anaheim, California
August 20, 1999

                                  APPENDIX "A"

                                     PROXY

                           MTI TECHNOLOGY CORPORATION
              4905 EAST LA PALMA AVENUE, ANAHEIM, CALIFORNIA 92807

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
           MTI TECHNOLOGY CORPORATION TO BE HELD ON SEPTEMBER 23, 1999

   The undersigned hereby appoints Earl M. Pearlman and Dale R. Boyd, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of MTI Technology Corporation (the "Company") to be held at the Company's offices, 4905 East La Palma Avenue, Anaheim, California 92807, on September 23, 1999, at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy card, with all the powers the undersigned would possess if personally present at the meeting.

See reverse side  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) See reverse side

[X]   Please mark
      your votes as
      in this example

   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR APPROVAL OF PROPOSALS 2 AND 3. THIS PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED ON THE REVERSE SIDE, OR ANY ONE OF THEM, TO VOTE IN HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS: Nominees: Val Kreidel and Earl Pearlman

   [ ] ___________________________                  FOR      WITHHELD
       For all nominees except as                   [ ]        [ ]
       noted above

2. Ratification of Selection of                     FOR      AGAINST     ABSTAIN
   KPMG Peat Marwick LLP as the                     [ ]        [ ]         [ ]
   Company's independent auditors for fiscal year 2000.

3. Approval of an amendment to the 1996 Stock       FOR      AGAINST     ABSTAIN
   Incentive Plan                                   [ ]        [ ]         [ ]

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 1999 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [   ]

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.


Signature:___________________ Date:_____  Signature:______________ Date:_____



             [TO BE REVISED ON RECEIPT OF FINAL FORM OF PROXY CARD]